   As filed with the Securities and Exchange Commission on November 13, 2000
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                           NPS Pharmaceuticals, Inc.
            (Exact name of Registrant as specified in its charter)

         Delaware              420 Chipeta Way,              87-0439579
     (State or other    Salt Lake City, Utah 84108-1256   (I.R.S. Employer
       jurisdiction             (801) 583-4939          Identification No.)
   of incorporation or
      organization)

                            ----------------------

                        James U. Jensen, Vice President
                    Corporate Development and Legal Affairs
                           NPS Pharmaceuticals, Inc.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256
                                (801) 583-4939

                                with copies to:
           Brent Christensen                      Rodd M. Schreiber
          Scott R. Carpenter            Skadden, Arps, Slate, Meagher & Flom
        Parsons Behle & Latimer                      (Illinois)
         201 South Main Street                  333 West Wacker Drive
      Salt Lake City, Utah 84111               Chicago, Illinois 60606

                            ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                            ----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for same offering. [X] 333-45274

If this Form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                   Proposed Maximum  Proposed Maximum
                                      Amount to be  Offering Price  Aggregate Offering      Amount of
Title of Securities to be Registered   Registered     Pe  Share          Price(1)      Registration Fee(1)
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
Common Stock (par value
 $0.001)................    575,000         $42.00      $24,150,000       $6,375
--------------------------------------------------------------------------------

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


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes 75,000 shares having a maximum offering price of $42.00 per share which the underwriters have the option to purchase solely to cover over-allotments, if any.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. It relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-3, File No. 333-45274, which was declared effective November 9, 2000 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

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

                                   Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, County of Salt Lake, State of Utah, on the 13th day of November, 2000.

                                          NPS Pharmaceuticals, Inc.

                                                  /s/ James U. Jensen
                                          By: _________________________________
                                              James U. Jensen, Vice President
                                                         Corporate
                                             Development and Legal Affairs and
                                                         Secretary

                               Power Of Attorney

Each person whose signature appears below constitutes and appoints Hunter Jackson, Ph.D., and James U. Jensen, J.D. his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Hunter Jackson             President, Chief Executive  November 13, 2000
______________________________________  Officer and Chairman of
            Hunter Jackson              the Board

      /s/ Robert K. Merrell            Vice President, Finance,    November 13, 2000
______________________________________  Chief Financial Officer
          Robert K. Merrell             and Treasurer (Principal
                                        Accounting Officer)

       /s/ James U. Jensen             Vice President, Corporate   November 13, 2000
______________________________________  Development and Legal
           James U. Jensen              Affairs, Secretary and
                                        Director

        /s/ Santo J. Costa                      Director           November 13, 2000
______________________________________
            Santo J. Costa

        /s/ John R. Evans                       Director           November 13, 2000
______________________________________
            John R. Evans

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ James G. Groninger                    Director           November 13, 2000
______________________________________
          James G. Groninger

         /s/ Tamar Howson                       Director           November 13, 2000
______________________________________
             Tamar Howson

         /s/ Joseph Klein                       Director           November 13, 2000
______________________________________
          Joseph Klein, III

       /s/ Donald E. Kuhla                      Director           November 13, 2000
______________________________________
           Donald E. Kuhla

       /s/ Thomas N. Parks                      Director           November 13, 2000
______________________________________
           Thomas N. Parks

        /s/ Edward Rygiel                       Director           November 13, 2000
______________________________________
            Edward Rygiel

      /s/ Calvin R. Stiller                     Director           November 13, 2000
______________________________________
          Calvin R. Stiller

       /s/ Peter G. Tombros                     Director           November 13, 2000
______________________________________
           Peter G. Tombros

                                    Exhibits

The following documents are filed as exhibits to this Registration Statement:

 Exhibit
   No.   Description
 ------- -----------
   5.1   Opinion of Counsel
  23.1   Consent of independent certified public accountants
  23.2   Consent of Counsel (included in exhibit 5.1)
  24.1   Power of Attorney (1)

(1) Previously filed in connection with the Prior Registration Statement.